Exhibit 99.2

NEWS RELEASE

Coeur Mining, Inc. to Offer Senior Notes

Chicago, Illinois – February 22, 2021 – Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE) today announced its intention to offer (the “Offering”), subject to market and other conditions, $350,000,000 of Senior Notes due 2029 (the “Notes”).

The Notes will be fully and unconditionally guaranteed by certain of the Company’s subsidiaries. The Company intends to use the net proceeds from the Offering to pay the purchase price and tender premium for up to all $230,000,000 aggregate principal amount of its 5.875% Senior Notes due 2024 (the “2024 Notes”) that are validly tendered (and not validly withdrawn) by holders and accepted by the Company in connection with the cash tender offer that it commenced on February 22, 2021 (the “Concurrent Tender Offer”), to pay the redemption price to redeem any of the 2024 Notes that are not so tendered in the Concurrent Tender Offer and to pay the fees and expenses in connection with the Offering, the Concurrent Tender Offer and any redemption of the 2024 Notes. To the extent that the Company has excess proceeds from the Offering, the Company intends to use such excess amounts for general corporate purposes.

The Notes will only be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Company has not registered the Notes under the Securities Act or any state securities laws and will not register the Notes under the Securities Act or any state securities laws. The Notes will be subject to restrictions on transferability and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This news release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Coeur
Coeur Mining, Inc. is a U.S.-based, well-diversified, growing precious metals producer with five wholly-owned operations: the Palmarejo gold-silver complex in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, the Wharf gold mine in South Dakota, and the Silvertip silver-zinc-lead mine in British Columbia. In addition, the Company has interests in several precious metals exploration projects throughout North America.

NEWS RELEASE

Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements or information within the meaning of securities legislation in the United States and Canada, including, among others, (i) Coeur’s intention to offer the Notes, subject to market and other conditions and (ii) Coeur’s intention to use the proceeds of the Offering to repurchase the 2024 Notes that are validly tendered (and not validly withdrawn) by holders and accepted by the Company, to pay the redemption price to redeem any of the 2024 Notes that are not so tendered, to pay related fees and expenses in connection with the offering, and to the extent the Company has excess proceeds from the offering, for general corporate purposes. These forward-looking statements and information reflect Coeur’s current views with respect to future events and are necessarily based upon a number of assumptions that, while considered reasonable, are inherently subject to significant operational, business, economic, market and regulatory uncertainties and contingencies. These assumptions include the timing and success of the Offering, the tender offer and the satisfaction of customary closing conditions in a timely manner or at all. The foregoing list of assumptions is not exhaustive. Such forward-looking statements and information also involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information. Such factors include, among others, the uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian Securities regulators, including, without limitation, Coeur’s most recent report on Form 10-K. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements or information. Coeur disclaims any intent or obligation to update publicly such forward-looking statements or information, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities. This news release does not constitute an offer of any securities for sale.

For Additional Information
Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603
Attention: Paul DePartout, Director, Investor Relations
Phone: (312) 489-5800